CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement pertaining to the 1994 stock option plan of Motorcar Parts & Accessories, Inc. on Form S-8 of our report dated May 19, 1998 which is included in the annual report on Form 10-K for the year ended March 31, 1998.





/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP

New York, New York
June 25, 1998